Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Fourth Quarter 2024 Financial Results
Atlanta - February 20, 2025 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended December 31, 2024.
•Net loss per common share of $0.09 compared to net income of $0.63 in Q3 2024
•Earnings available for distribution per common share(1) of $0.53 compared to $0.68 in Q3 2024
•Common stock dividend of $0.40 per common share, unchanged from Q3 2024
•Book value per common share(2) of $8.92 compared to $9.37 as of September 30, 2024
•Economic return(3) of (0.5)% compared to 5.4% in Q3 2024
•Improved capital structure through redemption of Series B Preferred Stock
Update from John Anzalone, Chief Executive Officer
“Long-term Treasury yields rose sharply during the fourth quarter as the disinflationary trend stalled and market participants recalibrated their expectations for future monetary and fiscal policy. The resulting interest rate volatility and reduced investor demand drove underperformance relative to interest rate hedges on our Agency RMBS. Positively, this was partially offset by improved risk premiums on our Agency CMBS as demand for stable cash flow profiles increased. Against this backdrop, book value per common share decreased 4.8% to $8.92 and, when combined with our $0.40 per share common stock dividend, resulted in an economic return of (0.5)% for the quarter. As of February 14, 2025, our book value per common share is estimated to be between $8.90 and $9.26.(4)
“We notably improved our capital structure and reduced our cost of capital by funding the redemption of our Series B Preferred Stock in December with lower cost repurchase agreements. As a result, our debt-to-equity ratio increased to 6.7x at the end of the fourth quarter, up from 6.1x at the end of the third quarter. As of the end of the quarter, approximately 85% of our $5.4 billion investment portfolio was invested in Agency RMBS and 15% was invested in Agency CMBS. We maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $389 million.
“Our earnings available for distribution(1) declined during the fourth quarter as we recognized a one-time charge associated with the redemption of our Series B Preferred Stock. In addition, we diversified the composition of our interest rate hedges, reducing our exposure to changes in swap spreads by increasing our allocation to U.S. Treasury futures. While this negatively impacted our effective net interest income(1) for the quarter, we stand to benefit from future normalization of the yield curve.
“In the near-term, we remain cautious on Agency RMBS as shifting expectations for monetary and fiscal policy may result in elevated interest rate volatility, reducing investor demand. Our long-term outlook for Agency RMBS is favorable, however, as we expect demand to improve in higher coupons given attractive valuations, an eventual decline in interest rate volatility, and a steeper yield curve. Lastly, we expect a gradual increase in Agency CMBS new issuance to be met with robust investor demand, as the sector continues to offer value relative to other fixed income investments due to its prepayment protection and attractive risk-adjusted return profiles.”
(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) and effective net interest income are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and reconciliations to the most comparable U.S. GAAP measures.
(2) Book value per common share as of December 31, 2024 and September 30, 2024 is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($0 and $180.2 million as of December 31, 2024, respectively, and $106.2 million and $181.9 million as of September 30, 2024, respectively), divided by total common shares outstanding.
(3) Economic return for the quarter ended December 31, 2024 is defined as the change in book value per common share from September 30, 2024 to December 31, 2024 of $(0.45); plus dividends declared of $0.40 per common share; divided by the September 30, 2024 book value per common share of $9.37. Economic return for the quarter ended September 30, 2024 is defined as the change in book value per common share from June 30, 2024 to September 30, 2024 of $0.10; plus dividends declared of $0.40 per common share; divided by the June 30, 2024 book value per common share of $9.27.
(4) Book value per common share as of February 14, 2025 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($178.8 million as of February 14, 2025), divided by total common shares outstanding of 61.7 million.

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Key performance indicators for the quarters ended December 31, 2024 and September 30, 2024 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘24		Q3 ‘24		Variance
Average Balances (1)	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$5,440.7		$5,566.3		($125.6)
Average borrowings	$4,865.6		$5,004.5		($138.9)
Average total stockholders' equity	$798.4		$845.7		($47.3)

U.S. GAAP Financial Measures
Total interest income	$76.1		$73.8		$2.3
Total interest expense	$62.4		$66.3		($3.9)
Net interest income	$13.7		$7.5		$6.2
Total expenses	$4.8		$4.7		$0.1
Net income (loss) attributable to common stockholders	($5.5)		$35.3		($40.8)

Average earning asset yields	5.60%		5.31%		0.29%
Average cost of funds	5.13%		5.30%		(0.17)%
Average net interest rate margin	0.47%		0.01%		0.46%

Period-end weighted average asset yields (2)	5.42%		5.41%		0.01%
Period-end weighted average cost of funds	4.80%		5.15%		(0.35)%
Period-end weighted average net interest rate margin	0.62%		0.26%		0.36%

Book value per common share (3)	$8.92		$9.37		($0.45)
Earnings (loss) per common share (basic)	($0.09)		$0.63		($0.72)
Earnings (loss) per common share (diluted)	($0.09)		$0.63		($0.72)
Debt-to-equity ratio	6.7	x	6.1	x	0.6	x

Non-GAAP Financial Measures (4)
Earnings available for distribution	$32.3		$38.3		($6.0)
Effective interest expense	$30.1		$25.4		$4.7
Effective net interest income	$46.0		$48.4		($2.4)

Effective cost of funds	2.47%		2.03%		0.44%
Effective interest rate margin	3.13%		3.28%		(0.15)%

Earnings available for distribution per common share	$0.53		$0.68		($0.15)
Economic debt-to-equity ratio	6.7	x	6.1	x	0.6	x
(1) Average earning assets, average borrowings and average total stockholders' equity are calculated based on the weighted month-end balances of mortgage-backed securities at amortized cost, repurchase agreement borrowings and total U.S. GAAP stockholders' equity, respectively.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment and loss assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($0 and $180.2 million as of December 31, 2024, respectively, and $106.2 million and $181.9 million as of September 30, 2024, respectively), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Portfolio Composition
The following table summarizes the Company's MBS portfolio as of December 31, 2024 and September 30, 2024.

	As of
	December 31, 2024			September 30, 2024
$ in thousands	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield
Agency RMBS:
30 year fixed-rate pass-through coupon:
4.0%	369,321	6.8%	4.67%	577,105	9.8%	4.66%
4.5%	658,218	12.1%	4.95%	703,865	12.0%	4.95%
5.0%	836,197	15.3%	5.35%	1,147,475	19.5%	5.27%
5.5%	1,196,335	22.0%	5.59%	1,260,678	21.5%	5.59%
6.0%	1,481,454	27.2%	5.97%	1,418,691	24.2%	5.98%
Total 30 year fixed-rate pass-through	4,541,525	83.4%	5.50%	5,107,814	87.0%	5.43%
Agency-CMO	70,776	1.3%	9.20%	73,199	1.2%	9.91%
Agency CMBS	816,147	15.0%	4.59%	675,074	11.5%	4.64%
Non-Agency CMBS	9,836	0.2%	8.91%	9,936	0.2%	8.91%
Non-Agency RMBS	7,224	0.1%	11.13%	7,673	0.1%	9.31%
Total MBS portfolio	5,445,508	100.0%	5.42%	5,873,696	100.0%	5.41%
The following table presents certain characteristics of the Company's borrowings as of December 31, 2024 and September 30, 2024.

	As of
$ in thousands	December 31, 2024			September 30, 2024
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Repurchase agreements - Agency RMBS	4,112,219	4.80%	29	4,535,956	5.15%	33
Repurchase agreements - Agency CMBS	781,739	4.77%	32	648,929	5.16%	25
Total borrowings	4,893,958	4.80%	29	5,184,885	5.15%	32
The tables below present certain characteristics of the Company's interest rate swaps whereby the Company pays interest at a fixed rate and receives floating interest based on the secured overnight financing rate (“SOFR”) as of December 31, 2024 and September 30, 2024.

$ in thousands	As of December 31, 2024
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,730,000	1.06%	4.49%	2.2
3 to 5 years	375,000	0.39%	4.49%	4.3
5 to 7 years	750,000	0.57%	4.49%	5.8
Greater than 10 years	410,000	1.83%	4.49%	18.9
Total	3,265,000	0.97%	4.49%	5.3

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$ in thousands	As of September 30, 2024
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,730,000	1.93%	4.96%	2.1
3 to 5 years	575,000	0.33%	4.96%	3.4
5 to 7 years	950,000	0.54%	4.96%	5.8
7 to 10 years	100,000	3.61%	4.96%	9.3
Greater than 10 years	435,000	1.84%	4.96%	19.0
Total	3,790,000	1.37%	4.96%	5.4
The table below presents certain characteristics of the Company's futures contracts as of December 31, 2024 and September 30, 2024.

	As of December 31, 2024	As of September 30, 2024
$ in thousands	Notional Amount - Short	Notional Amount - Short
10 year U.S. Treasury futures	136,000	—
Ultra 10 year U.S. Treasury futures	1,057,000	490,000
30 year U.S. Treasury futures	209,000	—
Total	1,402,000	—
The following table summarizes certain characteristics of the Company's TBAs accounted for as derivatives as of December 31, 2024. The Company did not have any TBAs outstanding as of September 30, 2024.

$ in thousands	As of December 31, 2024
	Notional Amount	Implied Cost Basis	Implied Market Value	Net Carrying Value - Asset (Liability)
5.5% TBA purchase contracts	100,000	99,800	99,173	(627)
5.5% TBA sales contracts	(100,000)	(99,194)	(99,173)	21
Net TBA derivatives	—	606	—	(606)
Capital Activities
Dividends
As previously announced on December 19, 2024, the Company declared a common stock dividend of $0.40 per share paid on January 24, 2025 to its stockholders of record as of the close of business on December 30, 2024. The Company declared a Series C Preferred Stock dividend on February 19, 2025 of $0.46875 per share payable on March 27, 2025 to its stockholders of record on March 5, 2025.
Issuances of Common Stock
The Company sold 993,837 shares of common stock for net proceeds of $8.3 million during the fourth quarter through its at-the-market program.
Redemption of Series B Preferred Stock
On December 27, 2024, the Company redeemed all outstanding shares of Series B Preferred Stock for a cash redemption price of $25.00 per share.
Repurchases of Series C Preferred Stock
During the three months ended December 31, 2024, the Company repurchased and retired 70,864 shares of Series C Preferred Stock for a total cost of $1.7 million.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, February 21, 2025, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 7, 2025 by calling:

866-363-4045 (North America) or 1-203-369-0206 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS, Agency CMBS, residential and commercial real estate markets), the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage, liquidity, capital structure and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share data	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(unaudited)	(unaudited)	(unaudited)

Interest income	76,110	73,825	62,082	286,546	277,929
Interest expense	62,431	66,315	53,780	249,719	228,229
Net interest income	13,679	7,510	8,302	36,827	49,700

Other income (loss)
Gain (loss) on investments, net	(187,714)	165,168	165,340	(133,911)	(107,280)
(Increase) decrease in provision for credit losses	(236)	80	(108)	(458)	(320)
Equity in earnings (losses) of unconsolidated ventures	—	—	(5)	(193)	(1)
Gain (loss) on derivative instruments, net	182,556	(127,345)	(141,580)	176,634	61,838
Other investment income (loss), net	2	—	—	2	(66)
Total other income (loss)	(5,392)	37,903	23,647	42,074	(45,829)
Expenses
Management fee – related party	3,172	2,888	3,053	11,866	12,290
General and administrative	1,609	1,805	1,697	7,153	7,440
Total expenses	4,781	4,693	4,750	19,019	19,730
Net income (loss)	3,506	40,720	27,199	59,882	(15,859)
Dividends to preferred stockholders	(5,444)	(5,474)	(5,679)	(22,011)	(23,153)
Gain on repurchase and retirement of preferred stock	1	25	760	427	1,471
Issuance and redemption costs of redeemed preferred stock	(3,535)	—	—	(3,535)	—
Net income (loss) attributable to common stockholders	(5,472)	35,271	22,280	34,763	(37,541)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(0.09)	0.63	0.46	0.65	(0.85)
Diluted	(0.09)	0.63	0.46	0.65	(0.85)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
$ in thousands	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	3,506	40,720	27,199	59,882	(15,859)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	(412)	(287)	607	(1,051)	(91)
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	224	—	108	526	320
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to interest expense	—	—	(900)	—	(10,405)
Currency translation adjustments on investment in unconsolidated venture	—	—	—	—	(10)
Reclassification of currency translation loss on investment in unconsolidated venture to other investment income (loss), net	—	—	—	—	123
Total other comprehensive income (loss)	(188)	(287)	(185)	(525)	(10,063)
Comprehensive income (loss)	3,318	40,433	27,014	59,357	(25,922)
Dividends to preferred stockholders	(5,444)	(5,474)	(5,679)	(22,011)	(23,153)
Gain on repurchase and retirement of preferred stock	1	25	760	427	1,471
Issuance and redemption costs of redeemed preferred stock	(3,535)	—	—	(3,535)	—
Comprehensive income (loss) attributable to common stockholders	(5,660)	34,984	22,095	34,238	(47,604)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2024	December 31, 2023
$ in thousands, except share amounts
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $5,129,486 and $4,712,185, respectively; net of allowance for credit losses of $654 and $320, respectively)	5,445,508	5,045,306
U.S. Treasury securities, at fair value	—	11,214
Cash and cash equivalents	73,403	76,967
Restricted cash	137,478	121,670
Due from counterparties	580	—
Investment related receivable	24,870	26,604
Derivative assets, at fair value	5,033	939
Other assets	1,162	1,509
Total assets	5,688,034	5,284,209
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	4,893,958	4,458,695
Derivative liabilities, at fair value	627	—
Dividends payable	24,692	19,384
Accrued interest payable	32,711	15,787
Collateral held payable	—	2,475
Accounts payable and accrued expenses	1,619	1,296
Due to affiliate	3,698	3,907
Total liabilities	4,957,305	4,501,544
Commitments and contingencies (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: no shares and 4,385,997 shares issued and outstanding, respectively ($0 and $109,650 aggregate liquidation preference, respectively)	—	106,014
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 7,206,659 and 7,545,439 shares issued and outstanding, respectively ($180,166 and $188,636 aggregate liquidation preference, respectively)	174,281	182,474
Common Stock, par value $0.01 per share; 134,000,000 and 67,000,000 shares authorized, respectively; 61,729,693 and 48,460,626 shares issued and outstanding, respectively	617	484
Additional paid in capital	4,127,807	4,011,138
Accumulated other comprehensive income	173	698
Retained earnings (distributions in excess of earnings)	(3,572,149)	(3,518,143)
Total stockholders’ equity	730,729	782,665
Total liabilities and stockholders' equity	5,688,034	5,284,209
(1)See Note 14 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; gain on repurchase and retirement of preferred stock; foreign currency (gains) losses, net and amortization of net deferred (gain) loss on de-designated interest rate swaps.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

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Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods.

	Three Months Ended			Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	(5,472)	35,271	22,280	34,763	(37,541)
Adjustments:
(Gain) loss on investments, net	187,714	(165,168)	(165,340)	133,911	107,280
Realized (gain) loss on derivative instruments, net(1)	(157,864)	172,797	199,137	(11,405)	179,526
Unrealized (gain) loss on derivative instruments, net(1)	7,629	(4,569)	(8,576)	(3,467)	(2,356)
TBA dollar roll income(2)	249	39	—	1,366	697
(Gain) on repurchase and retirement of preferred stock	(1)	(25)	(760)	(427)	(1,471)
Foreign currency (gains) losses, net(3)	(2)	—	—	(2)	66
Amortization of net deferred (gain) loss on de-designated interest rate swaps(4)	—	—	(900)	—	(10,405)
Subtotal	37,725	3,074	23,561	119,976	273,337
Earnings available for distribution	32,253	38,345	45,841	154,739	235,796
Basic income (loss) per common share	(0.09)	0.63	0.46	0.65	(0.85)
Earnings available for distribution per common share(5)	0.53	0.68	0.95	2.88	5.35

(1) U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components.

	Three Months Ended			Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
$ in thousands
Realized gain (loss) on derivative instruments, net	157,864	(172,797)	(199,137)	11,405	(179,526)
Unrealized gain (loss) on derivative instruments, net	(7,629)	4,569	8,576	3,467	2,356
Contractual net interest income (expense) on interest rate swaps	32,321	40,883	48,981	161,762	239,008
Gain (loss) on derivative instruments, net	182,556	(127,345)	(141,580)	176,634	61,838

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's consolidated statements of operations.

(3)     Foreign currency gains (losses), net includes foreign currency transaction gains and losses and the reclassification of currency translation adjustments that were previously recorded in accumulated other comprehensive income and is included in other investment income (loss), net on the consolidated statements of operations.

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(4)    U.S. GAAP interest expense on the consolidated statements of operations includes the following components.

	Three Months Ended			Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
$ in thousands
Interest expense on repurchase agreement borrowings	62,431	66,315	54,680	249,719	238,634
Amortization of net deferred (gain) loss on de-designated interest rate swaps	—	—	(900)	—	(10,405)
Total interest expense	62,431	66,315	53,780	249,719	228,229

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Effective net interest income (1)	46,000	48,393	56,383	198,589	278,303
TBA dollar roll income	249	39	—	1,366	697
Equity in earnings (losses) of unconsolidated ventures	—	—	(5)	(193)	(1)
(Increase) decrease in provision for credit losses	(236)	80	(108)	(458)	(320)
Total expenses	(4,781)	(4,693)	(4,750)	(19,019)	(19,730)
Subtotal	41,232	43,819	51,520	180,285	258,949
Dividends to preferred stockholders	(5,444)	(5,474)	(5,679)	(22,011)	(23,153)
Issuance and redemption costs of redeemed preferred stock	(3,535)	—	—	(3,535)	—
Earnings available for distribution	32,253	38,345	45,841	154,739	235,796
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as interest expense.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods.

	Three Months Ended
	December 31, 2024		September 30, 2024		December 31, 2023
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	62,431	5.13%	66,315	5.30%	53,780	5.76%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	—	—%	—	—%	900	0.09%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(32,321)	(2.66)%	(40,883)	(3.27)%	(48,981)	(5.24)%
Effective interest expense	30,110	2.47%	25,432	2.03%	5,699	0.61%

	Years Ended December 31,
	2024		2023
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	249,719	5.39%	228,229	5.03%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	—	—%	10,405	0.23%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(161,762)	(3.49)%	(239,008)	(5.26)%
Effective interest expense	87,957	1.90%	(374)	—%

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The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods.

	Three Months Ended
	December 31, 2024		September 30, 2024		December 31, 2023
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	13,679	0.47%	7,510	0.01%	8,302	(0.12)%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	—	—%	—	—%	(900)	(0.09)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	32,321	2.66%	40,883	3.27%	48,981	5.24%
Effective net interest income	46,000	3.13%	48,393	3.28%	56,383	5.03%

	Years Ended December 31,
	2024		2023
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	36,827	0.11%	49,700	0.41%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	—	—%	(10,405)	(0.23)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	161,762	3.49%	239,008	5.26%
Effective net interest income	198,589	3.60%	278,303	5.44%

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Economic Debt-to-Equity Ratio
The following table shows the Company's debt-to-equity ratio and the Company's economic debt-to-equity ratio as of December 31, 2024 and September 30, 2024. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.

	As of
$ in thousands	December 31, 2024	September 30, 2024
Repurchase agreements	4,893,958	5,184,885
Total stockholders' equity	730,729	857,003

Debt-to-equity ratio (1)	6.7	6.1
Economic debt-to-equity ratio (2)	6.7	6.1
(1)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(2)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($606,000 as of December 31, 2024; none as of September 30, 2024) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Average earning assets (1)	5,440,662	5,566,299	4,401,475	5,208,204	5,106,473
Average earning asset yields (2)	5.60%	5.31%	5.64%	5.50%	5.44%

Average borrowings (3)	4,865,582	5,004,504	3,746,432	4,637,086	4,540,252
Average cost of funds (4)	5.13%	5.30%	5.76%	5.39%	5.03%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

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